UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 18, 2008
Date of Report (Date of earliest event reported)
____________________

INTELGENX TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

6425 Abrams, Ville Saint Laurent, Quebec, H4S 1X9 Canada
(Address of principal executive offices and Zip Code)

(514) 331-7440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Chief Financial Officer; Appointment of new Chief Financial Officer

Effective July 18, 2008, Gino DiOrio was dismissed as the Chief Financial Officer of IntelGenx Technologies Corp. (the "Company").

The Company has appointed Paul Simmons as its new Chief Financial Officer. Mr. Simmons’ employment with the Company is expected to commence in September, 2008. Ingrid Zerbe, the Company’s Director of Finance and Administration, will assume the responsibilities of Chief Financial Officer during the interim period preceding the commencement of Mr. Simmons’ employment.

From April 1st, 2003 to April 30th, 2008, Mr. Simmons held various senior financial positions within the CLAAS Group, a German based manufacturer of agricultural equipment. From April 2003 through August 2005 he held the position of Head of Corporate Controlling at the CLAAS Group head office in Germany. From September 2005 through September 2006 he held the position of Director of Finance and Administration at Usines CLAAS France, a subsidiary of the CLAAS Group based in Woippy, France. From October 2006 until April 2008 he held the position of Head of Corporate and Industrial Controlling at Renault Agriculture, another CLAAS Group subsidiary based in Le Mans, France. Mr. Simmons holds diplomas from the Association of Financial Controllers and Administrators and from the Association of Accounting Technicians in the United Kingdom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

By: /s/	Horst Zerbe
Horst Zerbe
Date: July 24, 2008	President and Chief
Executive Officer